ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen's Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
13.Soc, Sc., ACA., LL.B., CPA(Practising)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this registration Statement on Form S-1 of our reports dated January 13, 2009, relating, to the consolidated financial statements and related notes of Chuangding Investment Consultant (Shen Zhen) Co, Ltd for the period from December 4, 2008 (Date of Incorporation) to December 31, 2008.

/s/: Albert Wong & Co
Albert Wong & Co.
Hong Kong
January 23, 2009